UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
HAMILTON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1153847
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Wellesley House North, 1st Floor 90 Pitts Bay Road Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Common Shares, par value $0.01 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates:
333-275000
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.    Description of Registrant’s Securities to be Registered.
A description of the Class B common shares, par value $0.01 per share, of Hamilton Insurance Group, Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Registrant”), to be registered hereunder is contained in the section titled “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-275000), initially filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2023, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.
Item 2.    Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HAMILTON INSURANCE GROUP, LTD.

Date: November 9, 2023	By:	/s/ Gemma Carreiro
	Name:	Gemma Carreiro
	Title:	Group General Counsel